Exhibit 99.1

Millipore Delivers Outstanding 2009 Financial Results

Company delivers double-digit earnings growth while accelerating R&D investments

BILLERICA, Mass. – February 2, 2010 – Millipore Corporation (NYSE:MIL), a leading provider of technologies, tools and services for the global life science industry, today reported financial results for its fourth quarter and full year ended December 31, 2009.

Revenues for the fourth quarter grew 7 percent from the previous year, totaling $426.0 million. Excluding a 5 percent benefit from changes in foreign currency, Millipore generated organic revenue growth of 2 percent. The Company’s fourth quarter revenue growth was adversely affected by six fewer days in the quarter compared to the fourth quarter of 2008. On a divisional basis, excluding changes in foreign currency, Millipore’s Bioprocess Division generated organic revenue growth of 4 percent, while Bioscience Division revenues were unchanged from the previous year.

Millipore’s fourth quarter earnings per share attributable to Millipore were $0.78 per share, compared to $0.56 per share in the fourth quarter of 2008. Non-GAAP earnings per share were $1.00, compared to $0.95 per share in the fourth quarter of 2008. A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

For the full year 2009, Millipore’s revenues grew 3 percent, totaling $1.65 billion. Excluding a 3 percent unfavorable impact from changes in foreign currency and a 1 percent contribution from acquisitions, the Company generated 5 percent organic revenue growth. On a divisional basis, excluding changes in foreign currency and acquisitions not in the base period, Millipore’s Bioscience Division generated 2 percent organic revenue growth, while the Bioprocess Division grew 8 percent organically. Net income attributable to Millipore was $177.0 million, or $3.15 per share, in 2009, compared to $137.6 million, or $2.47 per share, in 2008, an increase of 28 percent. Non-GAAP net income for 2009 was $224.7 million, or $4.00 per share, resulting in 11 percent non-GAAP earnings per share growth over 2008.

“The resiliency of our business model and our strong execution enabled us to deliver excellent financial results in 2009 despite the challenges created by the global economic recession,” said Martin Madaus, Chairman & CEO of Millipore. “We generated strong organic revenue growth, double-digit growth in earnings per share, and a 54 percent increase in our free cash flow. Our Bioprocess Division delivered outstanding performance as a result of strong demand from our biotechnology customers and higher levels of vaccine production. Additionally, our Bioscience Division grew faster than many of its peers due to its high exposure to consumable products and solid levels of spending from academic customers in all geographies.

“We made excellent progress against our goal of accelerating product innovation through internal R&D, partnerships, and strategic acquisitions. Our R&D spending increased by 12 percent in 2009; we successfully launched a number of innovative products; we initiated collaborations with several important technology partners; and we completed four acquisitions. All of these initiatives put us in a strong position and as we look ahead to 2010, we are confident in our ability to deliver attractive revenue growth, margin expansion, and strong cash flow. We expect our Bioprocess Division will benefit from continued demand from our global biotechnology customers, while our Bioscience Division will deliver improved performance as its end markets recover and it sees higher contributions from new products.”

“The success of our initiative to improve our working capital efficiency was a significant driver of our record $298 million of free cash flow in 2009,” said Charles Wagner, Chief Financial Officer of Millipore. “We also increased our non-GAAP operating margin by 80 basis points for the full year, while making substantial investments to fund our innovation strategy. The exceptional cash flow performance and margin expansion we have generated over the past five years reflect substantial underlying improvements in our operations and the attractiveness of our consumables-driven business model.”

2009 Highlights

•

Bioprocess Division generated 8 percent organic revenue growth. The division grew in all geographies and generated double-digit growth for its Downstream Bioprocessing products due to strong performance from large biotechnology customers.

•

Bioscience Division generated 2 percent organic revenue growth. The performance was highlighted by solid demand for the division’s Life Science products, including multiplex immunoassays, flow cytometry instruments and kits, and products used in neuroscience research. Despite a difficult environment for laboratory instrumentation sales, the division’s Laboratory Water products still generated organic growth in 2009.

•

The Company acquired Guava Technologies to expand its offering into benchtop flow cytometry instruments and kits and BioAnaLab to extend its biopharmaceutical services offering to the European market. Additionally, Millipore purchased the remaining 60 percent of its joint venture in India to expand its presence in the attractive Indian Life Science market and acquired the assets associated with Epitome Biosystems’ Epitag technology to develop multiplex immunoassays for cell signaling.

•

Delivered a strong year of new product launches, including several breakthrough innovations. In Bioprocess, the division launched Mobius® FlexReady disposable manufacturing solutions; Chromasorb™ single-use membrane adsorber; Mobius CellReady Disposable Bioreactor; and Viresolve® Pro, an innovative virus filtration product. In Bioscience, the division launched the guava easyCyte™ 8HT flow cytometry system; Scepter™, the world’s first automated, handheld cell counter; and Milliplex® MAP Epiquant, multiplex cell signaling assays.

•

Reported 19 percent organic growth in revenues derived from Brazil, Russia, India, China and Singapore (BRICS). The Company expanded its sales and service infrastructure in the region, including opening a new applications, training, and scale-up facility in Singapore.

•	Generated $298 million of free cash flow, representing 54 percent growth over 2008. The Company improved its days sales outstanding by 7 days and its days of inventory by 11 days compared to 2008.

•	Paid down $173 million of debt, including all borrowings under the Company’s primary revolving credit facility.

Revenue Growth by Geography ($ millions):

	Three Months Ended			Twelve Months Ended
	December 31, 2009	December 31, 2008	% Growth	December 31, 2009	December 31, 2008	% Growth
Americas	$160.5	$159.6	1%	$660.0	$619.1	7%
Europe	172.5	156.0	11%	665.7	683.3	(3%)
Asia/Pacific	93.0	81.2	15%	328.7	299.7	10%

Total	$426.0	$396.8	7%	$1,654.4	$1,602.1	3%

Revenue Growth by Division ($ millions):

	Three Months Ended			Twelve Months Ended
	December 31, 2009	December 31, 2008	% Growth	December 31, 2009	December 31, 2008	% Growth
Bioprocess	$232.0	$213.5	9%	$925.8	$880.8	5%
Bioscience	194.0	183.3	6%	728.6	721.3	1%

Total	$426.0	$396.8	7%	$1,654.4	$1,602.1	3%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Standard Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing 800-642-1687 or 706-645-9291 and entering confirmation code: 51960584. The telephonic replay will be available beginning at 5:45 p.m. Eastern Standard Time on February 2, 2010 until 11:59 p.m. Eastern Standard Time on February 9, 2010.

About Millipore

Millipore (NYSE: MIL) is a life science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing. As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues. From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals. Millipore Corporation is an S&P 500 company with more than 5,900 employees in 30 countries worldwide.

Advancing Life Science Together®

Research. Development. Production.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are non-GAAP gross profit, gross profit margin, operating profit, operating margin, pre-tax income, net income attributable to Millipore, diluted earnings per share, and free cash flow. Non-GAAP gross profit, gross profit margin, operating profit, operating margin, pre-tax income, net income attributable to Millipore and diluted earnings per share exclude costs related to global supply chain initiatives, acquisition and related integration expenses, amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, curtailment gain related to modifications to our postretirement benefit plan, gain on business acquisition, impairment of fixed assets, and non-cash interest expense on convertible debt. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly performance. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last few years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our new strategy. This strategy includes strengthening our leadership position with biopharmaceutical customers, becoming a strategic supplier in bioscience research markets, leading our industry in product quality and manufacturing effectiveness, and becoming a magnet for talent. The financial impact of certain elements of these activities, particularly acquisitions, are often large relative to our overall financial performance and most of the related charges are recorded in one or two fiscal quarters but not in other fiscal quarters, which can adversely affect the comparability of our results from period to period. Our global supply chain initiatives will significantly reduce our cost structure and improve operational efficiency primarily through the consolidation of manufacturing locations. Non-cash interest expense on convertible debt is the incremental interest expense as a result of a change in accounting principles. This interest expense is non-cash and we can not control the amount of this expense without modifying our capital structure. We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. For the same reasons, we also use this information for our forecasting activities. The non-GAAP financial measures presented herein also facilitate comparisons to our historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release. Our earnings guidance, however, is only provided on a non-GAAP basis. It is not feasible to provide GAAP diluted earnings per share guidance because the items excluded, other than amortization expense and non-cash interest expense, are difficult to predict and estimate and are primarily dependent on future events.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of customers’ therapeutics; limitations on cash flow available for operations and investment due to increased debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for animal-derived cell culture products; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiatives; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:

Joshua Young

Director, Investor Relations

Millipore Corporation

(978) 715-1527

(800) 225-3384

joshua_young@millipore.com

Karen Hall

Director, Corporate Communications

Millipore Corporation

(978) 715-1567

karen_hall@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
		(As Adjusted) (a)		(As Adjusted) (a)

Revenues	$426,014	$396,753	$1,654,410	$1,602,138
Cost of revenues	194,895	191,392	747,432	749,307

Gross profit	231,119	205,361	906,978	852,831

Selling, general and administrative expenses	135,075	132,769	523,765	516,729
Research and development expenses	30,891	26,003	114,566	102,605

Operating profit	65,153	46,589	268,647	233,497

Gain on business acquisition	—	—	8,542	—
Interest income	152	354	741	948
Interest expense	(14,708)	(16,284)	(58,343)	(70,109)

Income before provision for income taxes	50,597	30,659	219,587	164,336
Provision for income taxes	6,767	(1,175)	40,397	23,169

Net income	43,830	31,834	179,190	141,167
Less: Net income attributable to noncontrolling interest	(93)	726	2,186	3,562

Net income attributable to Millipore	$43,923	$31,108	$177,004	$137,605

Diluted earnings per share	$0.78	$0.56	$3.15	$2.47

Diluted weighted average shares outstanding	56,342	55,624	56,124	55,711

(a)	On January 1, 2009, the Company adopted new accounting standards concerning convertible debt and reporting and disclosure of noncontrolling interest in consolidated subsidiaries. These new standards require adjustments to prior period financial statements to conform with current accounting treatment.

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	December 31, 2008
		(As Adjusted) (a)
ASSETS
Current assets:
Cash and cash equivalents	$168,333	$115,462
Accounts receivable, net	280,930	274,529
Inventories	257,809	259,360
Deferred income taxes and other current assets	95,196	103,092

Total current assets	802,268	752,443
Property, plant and equipment, net	595,611	577,410
Deferred income taxes	40,175	10,926
Intangible assets, net	337,696	369,473
Goodwill	1,017,683	1,004,694
Other assets	17,356	18,155

Total assets	$2,810,789	$2,733,101

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$42,851	$4,391
Accounts payable	75,056	70,037
Income taxes payable	16,739	9,966
Accrued expenses and other current liabilities	185,061	162,969

Total current liabilities	319,707	247,363
Deferred income taxes	17,681	7,263
Long-term debt	890,242	1,082,058
Other liabilities	80,125	84,122
Equity	1,503,034	1,312,295

Total liabilities and equity	$2,810,789	$2,733,101

(a)	On January 1, 2009, the Company adopted new accounting standards concerning convertible debt and reporting and disclosure of noncontrolling interest in consolidated subsidiaries. These new standards require adjustments to prior period financial statements to conform with current accounting treatment.

Millipore Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2009	December 31, 2008
		(As Adjusted) (a)
Cash flows from operating activities:
Net income	$179,190	$141,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126,278	132,285
Stock-based compensation	26,831	23,013
Amortization of deferred financing costs	3,400	3,441
Amortization of debt discount	15,164	14,181
Deferred income tax benefit	(10,722)	(17,722)
Gain on business acquisition	(8,542)	—
Business acquisition inventory fair value adjustment	1,057	—
Other	9,886	958
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	1,957	15,320
Inventories	10,425	3,945
Other assets	5,164	(8,714)
Accounts payable	1,807	(25,408)
Accrued expenses and other current liabilities	16,415	(1,078)
Other liabilities	(8,133)	(11,762)

Net cash provided by operating activities	370,177	269,626

Cash flows from investing activities:
Additions to property, plant and equipment	(72,079)	(76,487)
Acquisition of businesses, net of cash acquired	(29,940)	—
Settlement of derivative transactions	—	(32,332)
Other	(5,261)	(4,838)

Net cash (used for) investing activities	(107,280)	(113,657)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	13,205	16,907
Net repayments under the revolving credit facility	(208,174)	(85,075)
Net borrowings of short-term debt	34,880	302
Purchase of noncontrolling interest	(58,082)	—
Dividends paid to noncontrolling interest	(2,629)	(2,110)

Net cash (used for) financing activities	(220,800)	(69,976)

Effect of foreign exchange rates on cash and cash equivalents	10,774	(6,708)

Net increase in cash and cash equivalents	52,871	79,285
Cash and cash equivalents at beginning of year	115,462	36,177

Cash and cash equivalents at end of year	$168,333	$115,462

(a)	On January 1, 2009, the Company adopted new accounting standards concerning convertible debt and reporting and disclosure of noncontrolling interest in consolidated subsidiaries. These new standards require adjustments to prior period financial statements to conform with current accounting treatment.

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended December 31, 2009

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Profit	Operating Margin	Pre-tax Income	Net Income Attributable to Millipore	Diluted EPS

GAAP results, three months ended December 31, 2009	$231,119	54.3%	$65,153	15.3%	$50,597	$43,923	$0.78

Non-GAAP adjustments:

Costs related to global supply chain initiatives	1,209	0.3%	1,255	0.3%	1,255	807	0.01

Acquisition and related integration expenses	—	—	51	—	51	33	—

Purchased intangibles amortization	2,047	0.4%	14,660	3.4%	14,660	9,425	0.17

Non-cash interest expense on convertible debt	—	—	—	—	3,755	2,414	0.04

Total non-GAAP adjustments	3,256	0.7%	15,966	3.7%	19,721	12,679	0.22

Non-GAAP results, three months ended December 31, 2009	$234,375	55.0%	$81,119	19.0%	$70,318	$56,602	$1.00

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Twelve Months Ended December 31, 2009

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Profit	Operating Margin	Pre-tax Income	Net Income Attributable to Millipore	Diluted EPS

GAAP results, twelve months ended December 31, 2009	$906,978	54.8%	$268,647	16.2%	$219,587	$177,004	$3.15

Non-GAAP adjustments:

Costs related to global supply chain initiatives	11,701	0.7%	12,389	0.7%	12,389	7,988	0.14

Business acquisition inventory fair value adjustment	1,057	0.1%	1,057	0.1%	1,057	679	0.01

Acquisition and related integration expenses	19	—	1,769	0.1%	1,769	1,140	0.02

Purchased intangibles amortization	8,098	0.5%	57,336	3.5%	57,336	36,974	0.66

Gain on business acquisition	—	—	—	—	(8,542)	(8,542)	(0.15)

Non-cash interest expense on convertible debt	—	—	—	—	14,676	9,464	0.17

Total non-GAAP adjustments	20,875	1.3%	72,551	4.4%	78,685	47,703	0.85

Non-GAAP results, twelve months ended December 31, 2009	$927,853	56.1%	$341,198	20.6%	$298,272	$224,707	$4.00

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended December 31, 2008

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Profit	Operating Margin	Pre-tax Income	Net Income Attributable to Millipore	Diluted EPS

GAAP results, three months ended December 31, 2008 (As adjusted)	$205,361	51.8%	$46,589	11.7%	$30,659	$31,108	$0.56

Non-GAAP adjustments:

Costs related to global supply chain initiatives	6,757	1.7%	7,285	1.9%	7,285	4,894	0.09

Purchased intangibles amortization	2,270	0.5%	15,599	3.9%	15,599	10,480	0.19

Impairment of fixed assets	—	—	5,793	1.5%	5,793	3,892	0.07

Non-cash interest expense on convertible debt		—	—	—	3,501	2,352	0.04

Total non-GAAP adjustments	9,027	2.2%	28,677	7.3%	32,178	21,618	0.39

Non-GAAP results, three months ended December 31, 2008 (As adjusted)	$214,388	54.0%	$75,266	19.0%	$62,837	$52,726	$0.95

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Twelve Months Ended December 31, 2008

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Profit	Operating Margin	Pre-tax Income	Net Income Attributable to Millipore	Diluted EPS

GAAP results, twelve months ended December 31, 2008 (As adjusted)	$852,831	53.2%	$233,497	14.6%	$164,336	$137,605	$2.47

Non-GAAP adjustments:

Costs related to global supply chain initiatives	16,485	1.0%	17,553	1.1%	17,553	11,313	0.20

Purchased intangibles amortization	9,379	0.6%	63,111	3.9%	63,111	40,228	0.72

Impairment of fixed assets	—	—	5,793	0.4%	5,793	3,892	0.07

Curtailment of post retirement plan	—	—	(2,733)	(0.2)%	(2,733)	(1,699)	(0.03)

Non-cash interest expense on convertible debt	—	—	—	—	13,684	8,726	0.16

Total non-GAAP adjustments	25,864	1.6%	83,724	5.2%	97,408	62,460	1.12

Non-GAAP results, twelve months ended December 31, 2008 (As adjusted)	$878,695	54.8%	$317,221	19.8%	$261,744	$200,065	$3.59

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude the costs related to our global supply chain initiatives for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP gross profit and gross profit margin exclude the amortization of acquired intangible assets and inventory fair value adjustments from business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. Non-GAAP gross profit and gross profit margin exclude acquisition and related integration expenses in connection with the acquisition of Guava Technologies.

Non-GAAP Operating Profit and Operating Margin

The calculation of non-GAAP operating profit and operating margin is displayed in the above tables. Non-GAAP operating profit and operating margin exclude the amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. Non-GAAP operating profit and operating margin exclude acquisition and related integration expenses in connection with the acquisition of Guava Technologies. In addition, we have also excluded curtailment gain related to modifications to our postretirement benefit plan and impairment of fixed assets from non-GAAP operating profit and operating margin because these gains and losses are significant and non-recurring for Millipore. The calculation of non-GAAP operating profit and operating margin also excludes the costs related to our global supply chain initiatives described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. The calculation of non-GAAP pre-tax income also excludes costs related to our global supply chain initiatives; acquisition and related integration expenses in connection with business acquisition; amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, and impairment of fixed assets for the reasons described for non-GAAP operating profit and operating margin above. We have excluded the gain on business acquisition and curtailment gain related to modifications to our postretirement benefit plan because these gains are significant and non-recurring for Millipore. In addition, we have also excluded the incremental non-cash interest expense on our convertible debt for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release.

Non-GAAP Net Income Attributable to Millipore

The calculation of non-GAAP net income attributable to Millipore is displayed in the above tables. Because pre-tax income is included in determining net income attributable to Millipore, the calculation of non-GAAP net income attributable to Millipore also excludes costs related to our global supply chain initiatives; acquisition and related integration expenses; impairment of fixed assets; gain on business acquisition; curtailment gain related to modifications to our postretirement benefit plan; non-cash interest expense on convertible debt; and amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income attributable to Millipore is included in the diluted earnings per share calculation, the non-GAAP diluted earnings per share calculation excludes costs related to our global supply chain initiatives; acquisition and related integration expenses; impairment of foxed assets; gain on business acquisition; curtailment gain related to modifications to our postretirement benefit plan; non-cash interest expense on convertible debt; and amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP net income attributable to Millipore above.

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